UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2013

QUINT MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

3250 NE 1st. Ave., Suite 305, Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (786) 431-2174

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2013, our board of directors amended and restated our company’s bylaws to provide for the indemnification of our directors and officers and other persons who perform certain services for our company by adding the following section to our company’s bylaws.

ARTICLE 11 - INDEMNIFICATION

11.1        INDEMNIFICATION OF OFFICERS AND DIRECTORS, EMPLOYEES AND OTHER PERSONS

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

11.2        INSURANCE

The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

11.3        FURTHER BYLAWS

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

Item 8.01        Other Events.

A copy of our press release dated November 1, 2013 is furnished herewith.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws

99.1	Quint Media Inc. Press Release dated November 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINT MEDIA INC.

/s/ Constantin Dietrich
Constantin Dietrich
President, Chief Executive Officer, Chief Financial Officer,
Secretary and Treasurer and Director
November 1, 2013